FUND PARTICIPATION AGREEMENT

      This AGREEMENT is made this 13th day of March, 2007, by and between Security Benefit Life Insurance Company (the "Insurer"), a life insurance company domiciled in Kansas, on its behalf and on behalf of the segregated asset accounts of the Insurer (the "Separate Accounts"), and Federated Securities Corp. (the "Distributor"), a Pennsylvania corporation.

                                   WITNESSETH

      WHEREAS, the open-end investment companies distributed by Distributor are referred to herein, together and individually, as the "Fund"; and

      WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and

      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's portfolios and classes on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I. Sale of Fund Shares

      To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures will apply:

      1.1 The Distributor agrees to sell to the Insurer those shares of the Fund that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

      1.2 The Distributor agrees to make available on each business day shares of the Fund for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Fund.

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      1.3 [Paragraph 1.3 intentionally omitted]

      1.4 [Paragraph 1.4 intentionally omitted]

      1.5 Upon receipt of a request for redemption in proper form from the Insurer, the Distributor agrees to redeem any full or fractional shares of the fund held by the Insurer, executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Provided that the Fund has not suspended the right of redemption in accordance with Section 22(e) of the 1940 Act, such redemption shall be paid by the Fund to Insurer on the business day that the Fund receives actual notice of an order to redeem shares Payment shall be in federal funds transmitted by wire by 6:00 p.m. Eastern time, although Distributor will use best efforts to make such payment by 3:00 p.m. Eastern time.

      1.6 For purposes of Sections 1.2 and 1.5, the Insurer shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by the Insurer shall be deemed to be receipt by the Fund for purposes of Rule 22c-l of the 1940 Act; provided that the Insurer will use its best efforts to provide notice of such orders on the next following business day prior to 9:30 a.m. Eastern time

      1.7 The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of the current prospectus for the Fund.

      1.8 The Insurer shall pay for shares of the Fund on the business day that the Fund receives actual notice of an order to purchase shares of the Fund. Payment shall be in federal funds transmitted by wire by 6:00 p.m. Eastern time

      1.9 Issuance and transfer of shares of the Fund will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

      1.10 The Distributor shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurer of any income dividends or capital gain distributions payable on the shares of the Fund. The Distributor will use its best efforts to provide such notice to the Insurer no later than 7:00 p.m. Eastern time on the day the dividend or distribution is payable. The Insurer hereby elects to reinvest in the Fund all such dividends and distributions as are payable on a Fund's shares and to receive such dividends and distributions in additional shares of that Fund. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

      1.11 The Distributor shall instruct the Fund's recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Fund as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. If Distributor or its recordkeeping agent provides Insurer with materially incorrect share net asset value information through no fault of Insurer, Insurer on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer. In the event that such material error is the result of the Fund's (or its designated agent's) gross negligence, the Fund shall be responsible for any of Insurer's administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.

ARTICLE II. Representations and Warranties

      2.1 The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

      2.2 The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under Kansas law, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

      2.3 The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively, (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

      2.4 The Insurer represents and warrants that each of the Separate Accounts
(1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

      2.5 The Insurer represents that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code and that it will maintain such treatment and shall notify the Fund and Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.6 The Distributor represents and warrants that the Fund is duly organized as a business trust under the laws of its state of organization, and is in good standing under applicable law and that it does and will comply in all material respects with the 1940 Act.

      2.7 The Distributor represents and warrants that the shares of the Fund are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

      2.8 The Distributor represents and warrants that, to the best of its knowledge, each Fund is currently qualified as a regulated investment company under Subchapter M of the Code and that each Fund will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurer immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or that it might not so qualify in the future.

      2.9 [Paragraph 2.9 intentionally omitted]

      2.10 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

      2.11 The Distributor represents that to the extent that the fund decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Fund, to formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

      2.12 Paragraph 2.12 intentionally omitted]

      2.13 The Distributor represents that it will sell and distribute the Fund's shares in accordance with any applicable state and federal securities laws.

      2.14 The Distributor represents and warrants that the Fund's directors, officers, employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount less than the minimum coverage as required by Rules 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.15 The Distributor represents and warrants that the Fund's investment adviser is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that such investment adviser shall perform its obligations for the fund in compliance in all material respects with any applicable state and federal securities laws.

      2.16 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. General Duties

      3.1 The Fund shall take all such actions as are necessary to permit the sale of its shares to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Fund sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Fund. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this agreement.

      3.2 The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance companies.

      3.3 The Insurer shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD

Conduct Rules, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

      3.4 The Distributor shall sell and distribute the shares of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

      3.5 [Paragraph 3.5 intentionally omitted ]

      3.6 The Insurer and its agents will not in any way recommend any proposal or oppose or interfere with any reasonable proposal submitted by the Fund at a meeting of owners of Variable Contracts or shareholders of the Fund, and will in no way recommend, oppose, or interfere with the solicitation of proxies for Fund shares held by Contract Owners, without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

      3.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby

ARTICLE IV. [Article IV intentionally omitted]

ARTICLE V. Prospectuses and Proxy Statements: Voting

      5.1 The Insurer shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law.

      5.2 The Distributor shall provide the Insurer with as many copies of the current prospectus of the Fund as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Insurer to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The Fund shall bear the expense of printing and distributing copies of its current prospectus that will be distributed to existing Variable Contact Owners (regardless of whether the prospectus is printed by the Fund and provided to the Insurer, or whether the prospectus is printed by the Insurer by virtue of having received a copy set in type or in camera ready form), and the Insurer shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Insurer.

      5.3 The Fund and the Distributor shall provide, at the Fund's expense, such copies of the Fund's current Statement of Additional Information ("SAI") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI

      5.4 The Fund, at its expense (and regardless of whether such documents are printed by the Fund and provided to the Insurer, or whether such documents are printed by the Insurer by virtue of having received a copy set in type or in camera ready form), shall provide the Insurer with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The costs of proxy materials paid for by the Fund shall include, but not be limited to, the costs of proxy cards, notices, statements and tabulation costs. The Fund, at the Insurer's expense, shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request fox use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Insurer to print such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer.

      5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Insurer shall vote shares of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Fund. The Insurer shall vote shares of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable

Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Fund from whom instructions have been timely received. The Insurer shall vote shares of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Fund held in all Separate Accounts of the Insurer or subaccounts thereof, in the aggregate.

      5.6 [Paragraph 5.6 intentionally omitted]

ARTICLE VI. Sales Material and Information

      6.1 The Insurer shall deliver, or shall cause to be delivered, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof) or its investment adviser or the Distributor is named at least 5 business days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Fund and the Distributor or the designee of either approve the material or do not respond with comments on the material within 5 business days from receipt of the material.

      6.2 The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee

      6.3 The Distributor or its designee shall deliver to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 5 business days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 5 business days from receipt of the material.

      6.4 The Distributor agrees that it and its affiliates and agents shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Accounts, or the Variable Contracts issued by the Insurer, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

      6.5 [Paragraph 6.5 intentionally omitted]

      6.6 [Paragraph 6.6 intentionally omitted]

      6.7 For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VII. Indemnification

      7.1 Indemnification by the Insurer

            7.1 (a) The Insurer agrees to indemnity and hold harmless the Fund, each of its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Insurer or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

            (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Insurer or the Fund shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Insurer; or

            (iv) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;

except to the extent provided in Sections 7.1(b) and 7.l(c) hereof.

            7.1 (b) The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.

            7.1(c) The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action. The Insurer also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            7.1(d) The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Insurer or the operation of the Fund.

      7.2 Indemnification By the Distributor

            7.2(a) The Distributor agrees to indemnify and hold harmless the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                  (ii) arise out of or as a result of any statement or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor, the Fund or any employees or agents of either) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contacts issued by the Insurer or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or Fund;

 except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the

Indemnified Patty's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts

            7.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at is own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            7.2(d) The Insurer shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

      7.3 [Paragraph 7.3 intentionally omitted]

ARTICLE VIII. Applicable Law

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

      8.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

      9.1 This Agreement shall terminate

            (a) at the option of any party upon 180 days advance written notice to the other parties; or

            (b) at the option of the Insurer if shares of the Funds are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or

            (c) at the option of the Distributor upon institution of formal proceedings against the Insurer or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Fund shares; or

            (d) at the option of the Insurer upon institution of formal proceedings against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

            (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or

            (f) in the event any of the shares of a Fund are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or

            (g) [Subparagraph (g) intentionally omitted]

            (h) at the option of the Insurer if the Fund or a Portfolio fails to meet the requirements under Subchapter M of the Code for qualification as a Regulated Investment Company specified in Section 2.8 hereof.

      9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Insurer shall give 30 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.

      9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Insurer shall not redeem fund shares attributable to the Variable Contacts issued by the Insurer (as opposed to Fund shares attributable to the Insurer's assets held in the Separate Accounts), and the Insurer shall not prevent Variable Contract Owners from allocating payments to a Fund, until 30 days after the Insurer shall have notified the Distributor of its intention to do so.

      9.4 Notwithstanding any termination of this Agreement, the Distributor shall at the option of the Insurer continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Fund and redeem investments in the Fund, and shall be permitted to invest in the Fund in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Sections 3.7, 7.1, 7.2, 8.1, and 8.2, will remain in effect after termination. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Existing Contracts, except that the Distributor shall have no further obligation to make Fund shares available to any Contracts other than Existing Contracts.

ARTICLE X. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Distributor:

         Federated Securities Corp.
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, Pennsylvania 15222-3779
         Attn: John W. McGonigle

      If to the Insurer:
         Security Benefit Life Insurance Company
         One Security Place
         Topeka, Kansas 66636
         Attn: General Counsel

ARTICLE XI.   Miscellaneous

      11.1 [Paragraph 11.1 intentionally omitted]

      11.2 With respect to a Fund organized in Massachusetts, a copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

      11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund from exercising any of the rights provided to such Trustees or shareholders in the Fund's organizational documents, as amended, a copy of which will be provided to the Insurer upon request.

      11.4 [Paragraph 11.4 intentionally omitted]

      11.5 It is under stood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Insurer has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Insurer shall forthwith cease to use such name (or derivative or logo).

      11.6 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.7 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument

      11.8 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby

      11.9 This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                  FEDERATED SECURITIES CORP.

ATTEST: /s/ Susan Jewell                          BY:   /s/ Thomas E. Territ
Name:       Susan Jewell                          Name: Thomas E. Territ
Title:      Contract Administrator                Title: President

                                                  SECURITY BENEFIT LIFE
                                                  INSURANCE COMPANY

ATTEST: /s/ Kate McMaster                         BY:   /s/ Thomas A. Swank
Name:   Kate McMaster                             Name: Thomas A. Swank
Title:  Investment relations rep.                 Title: Chief Operating Officer